Exhibit 10.5

JONES LANG LASALLE INCORPORATED
STOCK OWNERSHIP PROGRAM SHARES AGREEMENT
(Under the Amended and Restated Stock Award and Incentive Plan)

THIS STOCK OWNERSHIP PROGRAM SHARE GRANT (“SOP Grant”), dated as of _________ (the “Grant Date”), is granted by JONES LANG LASALLE INCORPORATED (the "Company"), to _________________, (the "Grantee") pursuant to the Company's Amended and Restated Stock Award and Incentive Plan (the "Plan"). The following table sets out the basic information regarding this SOP Grant, and Appendix A sets out the terms and conditions of this SOP Grant. This SOP Grant is subject to such terms and conditions and to the further terms and conditions contained in the Plan. For purposes of this Agreement, all capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Plan. By accepting this SOP Grant, Grantee accepts all such terms and conditions.

1. Number of shares of Stock with respect to which Grantee is granted SOP shares (“Restricted Stock Units”)	[Insert number of shares]
2. Grant Price	[Insert price in US$ on Grant Date]
3. Time of vesting and issuing of SOP Grant
This SOP Grant shall vest and shares of Stock shall be issued as to one-half (1/2) of the Restricted Stock Units on each of:
(i)    [18 months from Jan. 1 of year of Grant]; and
(ii)   [30 months from Jan. 1 of year of Grant]

4. Effect of termination of employment on vesting
(i)    Termination by Reason of Death, Total and Permanent Disability, or Special Circumstances - this SOP Grant shall continue to vest in accordance with Item 3 above
(ii)   Termination by Reason of Retirement - this SOP Grant shall become fully vested and shares of Stock shall be issueable the earlier of eighteen months from the date of the approved Retirement or in accordance with Item 3 above.
(iii)   Voluntary Resignation or Termination for Cause - the portion of this SOP Grant which has not already vested in accordance with Item 3 above at the time of resignation or termination shall not vest and shares of Stock shall not be issued, but shall be forfeited

IN WITNESS WHEREOF, the Company has caused the execution hereof by its duly authorized officer and the Grantee has agreed to the terms and conditions of this SOP Grant.

JONES LANG LASALLE INCORPORATED

By:______________________________________________
Its:______________________________________________
Authorized Officer

Accepted by:

________________________________________________
Grantee

Date of Acceptance: ________________________________

APPENDIX A
JONES LANG LASALLE INCORPORATED
STOCK OWNERSHIP PROGRAM SHARES AGREEMENT
TERMS AND CONDITIONS

1.	DEFINITIONS

(i)
“Cause” means failure to perform the Grantee’s job responsibilities in good faith, poor performance, falsification of Company records, theft, failure to cooperate with an investigation, use or distribution on the premises of the Company or any of the Company’s subsidiaries of illegal drugs, or conviction of any crime against the Company, any of the Company’s subsidiaries or any of their employees.

(ii)
“Data” means personal information about the Grantee, including the Grantee’s name, home address and telephone number, date of birth, social security number or identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all SOP Grants or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of managing and administering the Plan.

(iii)
“Retirement” means termination of employment by the Grantee (other than by death or Total and Permanent Disability) under the terms set forth or agreed to by the Board of Directors or the Committee, in their sole discretion.

(iv)	“Special Circumstances” means such circumstances as shall be determined solely by the Board of Directors or the Committee.
(v)	“Stock” means shares of the common stock, par value $0.01 per share, of the Company.
(vi)
“Total and Permanent Disability” means a disability qualifying the Grantee to receive benefits under the applicable total and permanent disability income plan provided by the Company or the subsidiary of the Company which employs Grantee.

2.	ACKNOWLEDGMENT AND WAIVER

By entering into this SOP Grant Agreement, the Grantee acknowledges that:

(i)
the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time and the Company, in its discretion, shall have the power and authority to (a) determine which (if any) individuals rendering services or employed outside the United States are eligible to participate in the Plan; (b) determine which non-United States-based operations (e.g., subsidiaries, branches, representative offices) participate in the Plan; (c) modify the terms and conditions of any SOP Grants made to such eligible individuals, or with respect to such non-United States-based operations; and (d) establish sub-plans, modified exercise, payment and other terms and procedures to the extent deemed necessary or desirable by the Company;

(ii)	this SOP Grant is a one-time benefit which does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units;
(iii)
all determinations with respect to any such future grants, including, but not limited to, the times when SOP Grants shall be granted, the number of shares subject to each SOP Grant, the grant price, and the time or times when each SOP Grant shall be issueable, will be at the sole discretion of the Company;

(iv)
the Grantee’s participation in the Plan shall not create a right to further employment with the Grantee’s employer and shall not interfere with the ability of the Grantee’s employer to terminate the Grantee’s employment relationship at any time with or without cause;

(v)
the value of this SOP Grant is an extraordinary item of compensation which is outside the scope of the Grantee’s employment contract, if any, and is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, long-service awards, or similar payments;

(vi)	the future value of the underlying shares of Stock is unknown and cannot be predicted with certainty and if the value of the underlying Stock decreases in value, so will the value of this SOP Grant;
(vii)
this SOP Grant has been granted to the Grantee in the Grantee’s status as an employee of his or her employer, and can in no event be understood or interpreted to mean that the Company is the Grantee’s employer or that the Grantee has an employment relationship with the Company; provided, however, that this provision shall not affect any Grantee who is actually employed by the Company; and

(viii)
the ultimate liability for any and all tax, social insurance and any other payroll tax (“tax-related items”) withholding and reporting obligations are and remain the Grantee’s responsibility and liability and that the Company (i) makes no representations nor undertakings regarding treatment of any tax-related items in connection with any aspect of the SOP Grant, including the grant, vesting or issuance of the Restricted Stock Units and the subsequent sale of Stock acquired; and (ii) does not commit to structure the terms of the grant or any aspect of this SOP Grant to reduce or eliminate the Grantee’s liability regarding tax-related items.

(ix)	the terms and conditions of this SOP Grant shall be governed by and construed in accordance with the laws of the State of Illinois, USA, without taking into account any conflicts of laws provisions.

3.	NON-TRANSFERABILITY

This SOP Grant is nontransfereable otherwise than by the laws of descent and distribution on death.

4.	ISSUANCE OF RESTRICTED STOCK UNITS/DIVIDENDS AND STOCK SPLITS

Subject to such rules as may be adopted by the Company and to the discretion of the Company, this SOP Grant may be paid in an equal number of shares of Stock or in cash in the amount of the fair market value of the Restricted Stock Units based upon the closing price of Stock on the New York Stock Exchange on the trading day immediately preceding the day on which the Restricted Stock Units vest. Dividends, if any, paid with respect to Restricted Stock Units prior to vesting will be reinvested in additional Restricted Stock Units having the same vesting date, and additional Restricted Stock Units will be received by the Grantee in the case of a Stock split or Stock dividend.

5.	DATA PRIVACY CONSENT

The Grantee consents to the collection, use and transfer of Data as described in this paragraph. The Grantee understands that the Company and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Grantee’s participation in the Plan or any other plan of the Company (through this SOP Grant and any other award which may have been or be in the future granted under the Plan or any such other plan), and that the Company and/or any of its Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan or any other plan of the Company. The Grantee understands that these recipients may be located in the European Economic Area, or elsewhere, such as the United States or Canada. The Grantee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan or any other plan of the Company (through this SOP Grant and any other award which may have been or be in the future granted under the Plan or any such other plan), including any requisite transfer to a broker or other third party with whom the Grantee may elect to deposit any Stock acquired upon issuance of Stock in accordance with this SOP Grant or any other award and such Data as may be required for the administration of the Plan or any other plan of the Company and/or the subsequent holding of Stock on his or her behalf. The Grantee understands that he or she may, at any time, view Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting his or her local Human Resources representative. Withdrawal of consent may, however, affect Grantee’s ability to realize benefits from this SOP Grant or other awards.